Exhibit 99.1

Contact:

Brent Johnson

Investor Relations

801-303-3577

brent.johnson@clearone.com

CLEARONE REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

SALT LAKE CITY, UTAH — August 13, 2012 — ClearOne (NASDAQ: CLRO) today reported its financial results for the three and six months ended June 30, 2012.

For the 2012 second quarter, revenue was $11.7 million compared with $11.9 million for the second quarter of 2011.  Gross profit was $7.1 million, or 61% of revenue, compared with $7.2 million, or 60% of revenue, for the second quarter of 2011.  Operating expenses increased to $6.0 million from $5.3 million in the prior year second quarter.  Operating income declined to $1.1 million from $1.9 million for the second quarter of last year.  Net income declined to $575,000, or $0.06 per diluted share, from $1.3 million, or $0.14 per diluted share, for the 2011 second quarter.  Non-GAAP net income decreased to $905,000, or $0.10 per diluted share, from $1.7 million, or $0.18 per diluted share, for the second quarter of 2011.  Non-GAAP Adjusted EBITDA decreased to $1.9 million, or $0.20 per diluted share, from $2.6 million, or $0.27 per diluted share, for the second quarter of 2011.

For the first half of 2012, revenue was $21.8 million compared with $22.6 million for the same period in 2011.  Gross profit was $13.2 million, or 61% of revenue, compared with $13.5 million, or 60% of revenue, for the first half of 2011.  Operating expenses, excluding litigation proceeds, increased to $11.6 million from $10.4 million in the first six months of the prior year.  Operating income declined to $1.8 million from $3.1 million for the same period in the previous year.  Net income declined to $1.0 million, or $0.11 per diluted share, from $2.1 million, or $0.23 per diluted share, for the 2011 first half.  Non-GAAP net income decreased to $1.5 million, or $0.17 per diluted share, from $2.8 million, or $0.30 per diluted share, for the first half of 2011.  Non-GAAP Adjusted EBITDA decreased to $3.1 million, or $0.33 per diluted share, from $4.5 million, or $0.48 per diluted share, for the first half of 2011.

The reconciliation between GAAP and Non-GAAP measures is available in the tables attached to this release. The results for the first six months of 2012 included the operations of VCON, a video conferencing solutions company acquired in February 2012.

At June 30, 2012, the Company had cash and cash equivalents of $10.4 million, and no debt after paying for the acquisition of VCON.

“Our financial performance for the 2012 second quarter met our expectations but did not match last year’s record-setting results, due to overall softness in all the markets in which we operate,” said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne. “We continue to build and align our sales channel and internal sales organization for the new video solutions we are bringing to the market. The new products from our acquisition of VCON are in production and will be shipping under the ClearOne brand at the end of this month. The introduction of these new software-based video conferencing products complements our industry-leading enterprise audio, expands our total available market and we believe will make immediate contributions to ClearOne’s top-line.”

Recent Highlights:

•

At InfoComm, ClearOne demonstrated COLLABORATE™, software-based video conferencing solutions for desktop, room, infrastructure and management to provide future-proof solutions for video and audio conferencing and collaboration.

•

ClearOne introduced at InfoComm CONNECT™ AVB and CONNECT™ CobraNet™, its first network audio bridges to provide a modular approach for networked audio using ClearOne’s flagship audio products.

•

The company also unveiled at the tradeshow the Beamforming Microphone Array, the Pro Audio industry's first professional-grade microphone array with patent-pending audio beamforming with adaptive steering and next generation AEC technology.

•

Also, Frost & Sullivan, recognized ClearOne with the 2012 Global Tabletop Audio Conferencing Endpoints Product Line Strategy Award. The award recognizes ClearOne’s breadth of product line for emerging UC and VoIP trends for enterprise and SMBs. The Product Line Strategy Award criteria measured ClearOne's tabletop solutions against the competition in several categories, including breadth of product line, size of addressable customer base, impact on market share and breadth of applications and markets served. When compared to competitive solutions, the Frost & Sullivan analysis gave top ratings to ClearOne in every category, including a perfect score for breadth of applications and markets served.

Non-GAAP Financial Measures

ClearOne provides non-GAAP financial information in the form of Non-GAAP net income, EBITDA, Adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information.  ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance.  Non-GAAP net income, EBITDA, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and Non-GAAP financial measures.  The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.  ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections.  This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP.  There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes.  A detailed reconciliation of Non-GAAP net income to GAAP net income is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio, video and data multimedia communication.  The performance and simplicity of its advanced comprehensive solutions enhance the quality of life.  ClearOne products are designed for business and residential use, offering unprecedented levels of functionality, reliability and scalability.  More information about the Company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements, including any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

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CLEARONE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of June 30, 2012	As of December 31, 2011
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$ 10,418	$ 16,683
Receivables, net of allowance for doubtful accounts of $61 and $149, respectively	7,409	8,457
Inventories	15,064	12,565
Deferred income taxes	3,025	2,987
Prepaid expenses and other assets	1,501	740
Total current assets	37,417	41,432

Long-term inventories, net	2,064	1,905
Property and equipment, net	2,135	2,338
Intangibles, net	5,858	2,690
Goodwill	1,939	1,153
Other assets	64	41
Total assets	$ 49,477	$ 49,559

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,285	$ 2,814
Accrued liabilities	2,648	2,534
Deferred product revenue	3,451	3,404
Total current liabilities	7,384	8,752

Deferred income taxes	128	101
Deferred rent	487	494
Other long-term liabilities	686	548
Total liabilities	8,685	9,895

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,125,774 and 9,098,152 shares issued and outstanding, respectively	9	9
Additional paid-in capital	40,265	40,073
Treasury stock at cost - 22,814 shares as of June 30, 2012	(92)	-
Retained earnings (accumulated deficit)	610	(418)
Total shareholders' equity	40,792	39,664
Total liabilities and shareholders' equity	$ 49,477	$ 49,559

CLEARONE COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share value)

	Three months ended June 30,		Six Months ended June 30,
	2012	2011	2012	2011
Revenue	$ 11,655	$ 11,890	$ 21,809	$ 22,591
Cost of goods sold	4,562	4,734	8,608	9,133
Gross profit	7,093	7,156	13,201	13,458

Operating expenses:
Sales and marketing	2,254	2,106	4,388	4,089
Research and product development	2,029	1,816	4,037	3,453
General and administrative	1,686	1,361	3,191	2,833
Proceeds from litigation	-	-	(250)	-
Total operating expenses	5,969	5,283	11,366	10,375

Operating income	1,124	1,873	1,835	3,083
Other income (expense), net	(5)	7	11	18

Income before income taxes	1,119	1,880	1,846	3,101
Provision for income taxes	544	559	818	968
Net income	$ 575	$ 1,321	$ 1,028	$ 2,133

Basic earnings per common share	$ 0.06	$ 0.15	$ 0.11	$ 0.24
Diluted earnings per common share	$ 0.06	$ 0.14	$ 0.11	$ 0.23

Basic weighted average shares outstanding	9,107,420	8,992,500	9,102,786	8,962,171
Diluted weighted average shares outstanding	9,226,426	9,433,650	9,224,727	9,279,800

CLEARONE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share value)

	Three months ended June 30, 2012			Three months ended June 30, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$ 11,655	$ -	$ 11,655	$ 11,890	$ -	$ 11,890
Cost of goods sold	4,562	-	4,562	4,734	-	4,734
Gross profit	7,093	-	7,093	7,156	-	7,156

Operating expenses:
Sales and marketing	2,254	(17)	2,237	2,106	(6)	2,100
Research and product development	2,029	(10)	2,019	1,816	(4)	1,812
General and administrative	1,686	(534)	1,152	1,361	(479)	882
Proceeds from litigation	-	-	-	-	-	-
Total operating expenses	5,969	(561)	5,408	5,283	(489)	4,794

Operating income	1,124	561	1,685	1,873	489	2,362
Other income, net	(5)	-	(5)	7	-	7

Income before income taxes	1,119	561	1,680	1,880	489	2,369
Provision for income taxes	544	231	775	559	142	701
Net income	$ 575	$ 330	$ 905	$ 1,321	$ 347	$ 1,668

Basic earnings per common share	$ 0.06		$ 0.10	$ 0.15		$ 0.19
Diluted earnings per common share	$ 0.06		$ 0.10	$ 0.14		$ 0.18

Basic weighted average shares outstanding	9,107,420		9,107,420	8,992,500		8,992,500
Diluted weighted average shares outstanding	9,226,426		9,226,426	9,433,650		9,433,650

The adjustments consist of the following:
Share-based compensation		$ 60			$ 44
Amortization of purchased intangibles		224			87
Legal expenses for litigation relating to indemnification of former officers, intellectual property claims and our claim for damages		237			358
Acquisition related expenses		40			-
		561			489
Provision for income taxes affected by the above adjustments		231			142
Total adjustments		$ 330			$ 347

CLEARONE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share value)

	Six Months ended June 30, 2012			Six Months ended June 30, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$ 21,809	$ -	$ 21,809	$ 22,591	$ -	$ 22,591
Cost of goods sold	8,608	(1)	8,607	9,133	-	9,133
Gross profit	13,201	1	13,202	13,458	-	13,458

Operating expenses:
Sales and marketing	4,388	(30)	4,358	4,089	(10)	4,079
Research and product development	4,037	(17)	4,020	3,453	(8)	3,445
General and administrative	3,191	(1,005)	2,186	2,833	(942)	1,891
Proceeds from litigation	(250)	250	-	-	-	-
Total operating expenses	11,366	(802)	10,564	10,375	(960)	9,415

Operating income	1,835	803	2,638	3,083	960	4,043
Other income, net	11	-	11	18	-	18

Income before income taxes	1,846	803	2,649	3,101	960	4,061
Provision for (benefit from) income taxes	818	300	1,118	968	294	1,262
Net income	$ 1,028	$ 503	$ 1,531	$ 2,133	$ 666	$ 2,799

Basic earnings per common share	$ 0.11		$ 0.17	$ 0.24		$ 0.31
Diluted earnings per common share	$ 0.11		$ 0.17	$ 0.23		$ 0.30

Basic weighted average shares outstanding	9,102,786		9,102,786	8,962,171		8,962,171
Diluted weighted average shares outstanding	9,224,727		9,224,727	9,279,800		9,279,800

The adjustments consist of the following:
Share-based compensation		$ 111			$ 83
Amortization of purchased intangibles		351			175
Legal expenses for litigation relating to indemnification of former officers, intellectual property claims and our claim for damages		364			702
Acquisition related expenses		227			-
Proceeds from litigation		(250)			-
Total of adjustments before taxes		803			960
Income taxes affected by the above adjustments		300			294
Total adjustments		$ 503			$ 666

CLEARONE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share value)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
GAAP Net Income	$ 575	$ 1,321	$ 1,028	$ 2,133
Adjustments:
Provision for (benefit from) for income taxes	544	559	818	968
Depreciation and Amortization	417	292	754	587
Non-GAAP EBITDA	1,536	2,172	2,600	3,688
Share-based compensation	60	44	111	83
Legal expenses for litigation relating to indemnification of former officers, intellectual property claims and our claim for damages	237	358	364	702
Acquisition related expenses	40	-	227	-
Proceeds from litigation	-	-	(250)	-
Non-GAAP Adjusted EBITDA	$ 1,873	$ 2,574	$ 3,075	$ 4,473

Basic weighted average shares outstanding	9,107,420	8,992,500	9,102,786	8,962,171
Diluted weighted average shares outstanding	9,226,426	9,433,650	9,224,727	9,279,800

Basic Adjusted EBITDA per common share	$ 0.21	$ 0.29	$ 0.34	$ 0.50
Diluted Adjusted EBITDA per common share	$ 0.20	$ 0.27	$ 0.33	$ 0.48